Exhibit 99.2

FULTON FINANCIAL

CORPORATION

FOR IMMEDIATE RELEASE	Contact: Laura J. Wakeley

Office:       717-291-2379

Fulton Financial Corporation to present at RBC Conference

(Lancaster, PA) – September 15 – Fulton Financial Corporation (Nasdaq: FULT) today announced that it will participate as a presenter at the RBC Capital Markets 2003 Financial Institutions Conference in Martha’s Vineyard, Massachusetts.

R. Scott Smith, Jr., president and chief operating officer, and Charles J. Nugent, senior executive vice president and chief financial officer, are scheduled to make a presentation to attendees discussing the strategies and performance of Fulton Financial Corporation on Friday, September 19, from 12:05 p.m. until 12:35 p.m. eastern time.

A live webcast of the presentation, which will include slides and audio, will be available via the Internet through Fulton Financial Corporation’s website at www.fult.com. (Click on Investor Information, then on Presentations.) Please go to this website 15 minutes early to download and install any necessary audio software you may need to hear the audio portion of the presentation and also to view the slides. For those unable to listen to the live broadcast, a replay will be available for 30 days after the conference. There is no charge to access this event.

Fulton Financial Corporation is a $9.2 billion financial holding company based in Lancaster, PA. The company operates 11 banks in Pennsylvania, New Jersey, Delaware and Maryland.

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2003